UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2016

HOLOGIC, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

(508) 263-2900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers
Approval of a revised form of Performance Stock Unit (“PSU”) Award Agreement. On November 7, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Hologic, Inc. (the “Company”) approved two revised forms of PSU Award Agreements for fiscal 2017. One form of PSU Award Agreement provides for vesting based on achievement of return on invested capital (“ROIC”) goals and one form of PSU Award Agreement provides for vesting based on three-year relative total shareholder return (“relative TSR”).
Approval of a revised form of Restricted Stock Unit (“RSU”) Award Agreement and a revised form of Non-Qualified Stock Option Award Agreement. The Compensation Committee previously approved a revised form of RSU Award Agreement and a revised form of Non-Qualified Stock Option Award Agreement.

The above descriptions of the PSU Award Agreements, the RSU Award Agreement and the Non-Qualified Stock Option Award Agreement (together, the “Award Agreements”) do not purport to be complete and are qualified in their entirety by reference to the applicable Award Agreement, copies of which are attached to this report as Exhibit 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Performance Stock Unit Award Agreement (ROIC) (adopted fiscal 2017)
10.2	Form of Performance Stock Unit Award Agreement (relative TSR) (adopted fiscal 2017)
10.3	Form of Restricted Stock Unit Award Agreement (adopted fiscal 2017)
10.4	Form of Non-Qualified Stock Option Agreement (adopted fiscal 2017)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2016	HOLOGIC, INC.

	By:	/s/ Patricia K. Dolan
Patricia K. Dolan
Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Name

10.1	Form of Performance Stock Unit Award Agreement (ROIC) (adopted fiscal 2017)
10.2	Form of Performance Stock Unit Award Agreement (relative TSR) (adopted fiscal 2017)
10.3	Form of Restricted Stock Unit Award Agreement (adopted fiscal 2017)
10.4	Form of Non-Qualified Stock Option Award Agreement (adopted fiscal 2017)